EXHIBIT 10.M




                              KENTUCKY UTILITIES COMPANY
                         DIRECTOR DEFERRED COMPENSATION PLAN

              (As Amended and Restated Effective As Of January 1, 1995)


                                      ARTICLE I

                                       Purpose

                    The Kentucky Utilities Company Director Deferred

          Compensation Plan (the "Plan") was established, effective June 1,

          1989, to provide eligible directors of Kentucky Utilities Company with the opportunity to defer some or all of the compensation which may be payable to them for services to be performed as members of the Board of Directors of Kentucky Utilities Company.

          The terms and conditions of the Plan, as amended and restated

          effective as of January 1, 1995, are set forth below.


                                      ARTICLE II

                                     Definitions

                    The following words and phrases shall have the meanings

          set forth below unless a different meaning is clearly required by the context:

                         (a)  Account:  The account maintained
                    for each Participant showing his or her
                    interest under the Plan which shall be
                    divided into Subaccount I and Subaccount II as provided in Section 4.1.

                         (b)  Accounting Date:  Each March 31,
                    June 30, September 30 and December 31 of each calendar year. The first Accounting Date under the Plan was June 30, 1989.

                         (c)  Beneficiary:  The person or persons
                    (natural or otherwise) designated, in
                    accordance with Section 5.4, to receive the

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                    distribution of a Participant's Account
                    balance in the event of the Participant's death.

                         (d)  Board:  The Board of Directors of
                    the Company.

                         (e)  Committee:  The Compensation
                    Committee of the Board.

                         (f)  Company:  Kentucky Utilities
                    Company, a corporation organized and existing under the laws of the Commonwealth of Kentucky.

                         (g)  Compensation:  Any retainer and
                    meeting fees payable to the Director by the Company for services rendered as a member of the Board or any committee thereof.

                         (h)  Director:  Any member of the Board
                    on or after the Effective Date who is
                    separately compensated for his or her
                    services as a member of the Board.

                         (i)  Effective Date:  June 1, 1989.

                         (j)  Fair Market Value:  The closing
                    price of the Parent's Common Stock as
                    reported in the listing of the New York Stock
                    Exchange - Composite Transactions on a
                    specified date.

                         (k)  Parent:  KU Energy Corporation or
                    any successor thereto.

                         (l)  Participant:  A Director
                    participating in the Plan in accordance with the provisions of Section 3.2, or a former
                    Director whose Account balance under the Plan has not been paid in full.

                         (m)  Plan:  The Kentucky Utilities
                    Company Director Deferred Compensation Plan set forth in this instrument, as it may be amended from time to time.

                         (n)  Service:  An individual's service
                    on the Board and on the boards of the Parent or any Subsidiary.

                         (o)  Subsidiary:  An entity in which the
                    Company or the Parent directly or indirectly beneficially owns 50% or more of the voting securities.

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                                     ARTICLE III

                            Eligibility and Participation

                    3.1  Eligibility:  Each member of the Board who was a

          Director on the Effective Date was eligible to participate in the

          Plan as of the Effective Date.  Each other Director shall be eligible to participate in the Plan as of the first day of the month next following the date he or she becomes a Director.

                    3.2  Participation:  A Director may elect to

          participate in the Plan effective as of the date the Director first becomes eligible to participate as provided in Section 3.1,

          or effective as of the January 1st of any calendar year beginning after such date, by filing written notice of such election with the Company prior to the effective date of such election.  Such notice shall be accompanied by (i) an election to defer

          Compensation as provided in Section 3.4, (ii) an election with respect to Account adjustments as provided in Section 4.3, and

          (iii) an election as to the method of payment as provided in

          Section 5.1.  Upon filing such election notice, the Director shall become a Participant in the Plan effective as of the date elected as permitted in this Section 3.2.

                    3.3  Crediting of Compensation:  Commencing on the

          effective date of a Participant's participation in the Plan and continuing during the period that Compensation is to be credited to the Participant's Account under the Plan, the Company shall defer payment of and credit to the Participant's Account all or such portion, as elected by the Participant under Section 3.4, of the Compensation that the Participant would have received for services rendered by the Participant during such period as a

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          member of the Board but for his participation in the Plan, such credits to be made as provided in Section 4.2(b).

                    3.4  Election to Defer:  At the time a Director elects

          to become a Participant, the Director shall elect to have from

          10% to 100%, in specified multiples of 10%, of his or her

          Compensation for services rendered subsequent to the date the

          Director becomes a Participant deferred under the Plan and credited to his or her Account as provided in Section 3.3.  Such election shall remain in effect until changed or terminated as hereinafter provided.

                    A Participant may change his or her election under this

          Section 3.4 effective as of the January 1st of any calendar year with respect to Compensation for services to be rendered as a

          Director on or subsequent to such January 1st, by giving the

          Company written notice of such change prior to such January 1st.

          Any change may (i) increase or decrease, within the limits prescribed in the preceding paragraph, the portion of

          Compensation to be deferred and credited to the Participant's

          Account as provided in Section 3.3, (ii) terminate an election to defer Compensation under this Section 3.4 or (iii) resume the deferral of Compensation under the Plan within the limits

          prescribed in the preceding paragraph.  A change in the portion of Compensation deferred or the termination of a Participant's election to defer Compensation shall not entitle the Participant to receive payment of his or her Account balance, which shall be payable only as provided in Article V.





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                    Any election or change in election under this

          Section 3.4 shall be made on a form provided or prescribed by the

          Company.


                                      ARTICLE IV

                                Participants' Accounts

                    4.1  Individual Accounts:  A separate Account shall be

          maintained by the Company on its books for each Participant.

          Such Account shall be divided into subaccounts to specifically identify the portion of the Account subject to adjustment under

          Section 4.3(a) ("Subaccount I") and the portion of the Account subject to adjustment under Section 4.3(b) ("Subaccount II").  As of January 1, 1995, each Participant's Account shall be allocated to Subaccount I unless the Participant has elected otherwise as of such date as provided in Section 4.3.

                    4.2  Accounting Procedures:  Each Participant's Account

          shall be adjusted as of each Accounting Date as follows and in the following order:

                         (a)  The amount of any transfer to or
                    from Subaccount I or Subaccount II of the Participant's Account, pursuant to a change in election or deemed election under Section 4.3, made as of the first day of the calendar quarter ending on such Accounting Date shall be added to or subtracted from, as the case may be, the applicable Subaccounts as of the first day of such calendar quarter.

                         (b)  Each Participant's Account shall
                    next be credited with the amount of
                    Compensation to be credited to his or her Account as provided in Section 3.3 during the calendar quarter ending on such Accounting Date. Credits shall be made as of the last business day of the respective calendar months in which such Compensation would have been paid to the Participant by the Company but for his or her participation in the Plan

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                    and shall be allocated to Subaccount I or
                    Subaccount II in accordance with the
                    Participant's election or deemed election as in effect as of the respective dates as of which the credits are made.

                         (c)  Each Participant's Account shall
                    next be charged as of such Accounting Date with the amount of any distributions under the Plan to the Participant or to his or her Beneficiary effective as of or prior to such Accounting Date.

                         (d)  Subaccount I of each Participant's
                    Account shall next be credited with the
                    amount equivalent to interest, as determined under Section 4.3(a), to be added to the Participant's Account as of such Accounting Date.

                         (e)  Subaccount II of each Participant's
                    Account shall next be adjusted upwards or downwards, as the case may be, in accordance with Section 4.3(b), to reflect the Fair Market Value of the hypothetical shares of Parent Common Stock allocated to Subaccount II of the Participant's Account as of such Accounting Date.

               4.3  Election With Respect to Subaccount Adjustments:

          Subaccount I and Subaccount II of a Participant's Account are

          subject to adjustment as provided in Section 4.2 as follows:

                         (a)  Subaccount I Adjustments.
                    Subaccount I of a Participant's Account shall be adjusted as of an applicable Accounting Date by the addition of an amount equivalent to interest. The interest equivalent to be credited as of an Accounting Date shall be equal to the interest that would be earned on the average of the balances in Subaccount I of the Participant's Account at the end of each calendar month during the calendar quarter ending on such Accounting Date, at a rate per annum which equals the average prime rate charged by banks as reported in the Federal Reserve Bulletin published on or next prior to such Accounting Date.

                         (b)  Subaccount II Adjustments:
                    Subaccount II of a Participant's Account shall be adjusted as of an applicable
                    Accounting Date occurring after December 31,

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                    1994 to equal the Fair Market Value as of
                    such Accounting Date (or, if the Accounting
                    Date is not a trading date, as of the trading date next preceding such Accounting Date) of the number of hypothetical shares of Parent Common Stock allocated to Subaccount II of the Participant's Account as of such Accounting Date. The number of hypothetical shares of Parent Common Stock allocated to Subaccount II of a Participant's Account as of any date shall be equal to the number of shares of Parent Common Stock that would be allocated to the Account as of such date if
                    (i) the Compensation credited to the
                    Participant's Account to be allocated to Subaccount II was invested in the Parent's Common Stock at Fair Market Value on the trading day that is coincident with or next preceding the last day of the calendar month in which such Compensation would have been paid to the Participant but for participation in the Plan, (ii) any balance transferred effective as of January 1, 1995 from Subaccount I due to the one-time election permitted under the following provisions of this Section 4.3 was invested in the Parent's Common Stock at the average Fair Market Value on trading days during the month of December, 1994, (iii) cash dividends on the shares of Parent Common Stock treated as allocated to Subaccount II of the Participant's Account were automatically reinvested in the Parent's Common Stock at Fair Market Value on the trading day that is coincident with or next following the applicable dividend payment date, and (iv) any transfers to Subaccount I due to a change in election under Section 4.3 or any distributions from Subaccount II of the Participant's Account were made at Fair Market Value on the trading day that is coincident with or next preceding the effective date of such change of election or distribution of the number of hypothetical shares of Parent Common Stock needed to make such transfer or distribution, which hypothetical shares shall be subtracted from the number of shares treated as allocated to Subaccount II of the Participant's Account as of the effective date of the transfer or distribution.

                    At the time a Director elects to become a Participant

          or as of January 1, 1995, if later, the Director shall elect to


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          have the Compensation thereafter deferred under Section 3.4 and credited to the Participant's Account allocated, in specified multiples of 10%, to Subaccount I or Subaccount II.  If a

          Director who is a Participant as of December 31, 1994 fails to make an election hereunder as of January 1, 1995, he shall be deemed to have elected to have Compensation deferred on or after

          January 1, 1995 allocated to Subaccount I.  A Participant's election or deemed election under this Section 4.3 shall remain in effect until changed as hereinafter provided.

                    A Participant may change his or her election or deemed

          election under this Section 4.3 effective as of the January 1st of any calendar year beginning on or after January 1, 1995 by giving the Company written notice of such change prior to such

          January 1st.  Any change shall direct that subsequent

          Compensation credits under Section 3.3 be allocated, in specified multiples of 10%, to Subaccount I or Subaccount II.  Such change shall be effective commencing with the January 1st elected and shall remain in effect until further changed as provided herein.

          In addition, a Director who is a Participant as of December 31,

          1994 may make a one-time election to have the Balance (as

          hereinafter defined) credited to the Participant's Account as of

          December 31, 1994 transferred, in specified multiples of 10%, to

          Subaccount II effective as of January 1, 1995.  For purposes of the preceding sentence, "Balance" shall mean the portion of the amount credited to the Participant's Account as of December 31,

          1994 attributable to Compensation deferred under the Plan

          subsequent to April 30, 1992 plus the interest equivalent



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          credited to the Account in respect of such Compensation since

          April 30, 1992 through December 31, 1994.

                    Any election or change in election under this Section

          4.3 shall be made on a form provided or prescribed by the

          Company.

                    Notwithstanding the foregoing provisions of this

          Section 4.3, if a Participant terminates his or her Service and the balance credited to his or her Account is to be paid in accordance with Payment Method II or Payment Method III as provided in Section 5.1, any balance in Subaccount II of the

          Participant's Account shall be transferred by a deemed election to Subaccount I of the Participant's Account as of the day after the Accounting Date that is coincident with or next following the

          Participant's termination of Service.


                                      ARTICLE V

                               Distribution of Benefits

                    5.1  Termination For Reasons Other Than Death:  Within

          15 days after the Accounting Date coincident with or next

          following the date on which the Participant terminates his or her

          Service for any reason other than death (but not earlier than

          July 1, 1995 if a Participant made the one-time election

          permitted under Section 4.3 to transfer all or part of his or her

          Account to Subaccount II effective as of January 1, 1995) the

          Company shall pay, or commence to pay, to the Participant in cash the amount credited to his or her Account.  Payment shall be made in accordance with Payment Method I, Payment Method II or Payment




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          Method III, below, as elected by the Director at the time the

          Director elects to become a Participant:

                         (a)  Payment Method I - By payment in a
                    lump sum of the amount credited to the
                    Participant's Account as of the Accounting
                    Date coincident with or next following the date on which the Participant terminates his or her Service.

                         (b)  Payment Method II - By payment in
                    quarterly installments, the number of which shall be the lesser of (i) 40 or (ii) the aggregate number of full calendar quarters during which compensation was credited to the Participant's Account under the Plan and to his or her account under any similar plan of the Parent or a Subsidiary (but not counting any such calendar quarter more than once). The amount of each installment shall be equal to the quotient obtained by dividing the balance credited to Participant's Account as of the Accounting Date coincident with or next preceding the date of such installment payment by the number of installment payments remaining to be made to such Participant at the time of such calculation.

                         (c)  Payment Method III - By payment in
                    annual installments, the number of which shall be the lesser of (i) 10 or (ii) the aggregate number of full calendar years (but not less than one) during which compensation was credited to the Participant's Account under the Plan and to his or her account under any similar plan of the Parent or a Subsidiary (but not counting any such calendar year more than once). The amount of each installment shall be equal to the quotient obtained by dividing the balance credited to Participant's Account as of the Accounting Date coincident with or next preceding the date of such installment payment by the number of installment payments remaining to be made to such Participant at the time of such calculation.

          An election under this Section 5.1 shall be made on a form provided or prescribed by the Company and once made shall be irrevocable.



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                    5.2  Death:  Upon the death of a Participant, whether

          before or after termination as a member of the Board, prior to the complete distribution of the balance credited to his or her

          Account, any undistributed amount credited to the Participant's

          Account as of the Accounting Date coincident with or next

          following the Participant's date of death shall be paid in cash in a lump sum to the Participant's Beneficiary within 15 days after such Accounting Date (but not earlier than July 1, 1995 if a Participant made the one-time election permitted under Section

          4.3 to transfer all or part of his or her Account to Subaccount

          II effective as of January 1, 1995).

                    5.3  Hardship Distribution:  With the written consent

          of the Committee, a Participant may withdraw, as of an Accounting

          Date prior to termination of Service, from the portion of his or her Account credited to Subaccount I as of such Accounting Date a cash amount not in excess of the balance credited to Subaccount I of the Participant's Account as of such Accounting Date.  The

          Committee, in its sole discretion, may consent to such withdrawal but only if the withdrawal is necessary, upon demonstration by or on behalf of the Participant, because of a substantial financial hardship of the Participant as a result of accident, illness or disability.  The Committee, in its sole discretion, shall

          determine the amount of such a distribution that is needed to meet the need created by the hardship.  Any such distribution shall be charged to the Participant's Account credited to

          Subaccount I.

                    5.4  Beneficiary:  As used in the Plan, the term

          "Beneficiary" means:

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                         (a)  The last person designated as
                    Beneficiary by the Participant in a written notice on a form prescribed by and filed with the Company;

                         (b)  If there is no designated
                    Beneficiary or if the person so designated shall not survive the Participant, such Participant's spouse; or

                         (c)  If no such designated Beneficiary
                    and no such spouse is living upon the death of a Participant, or if all such persons die prior to the full distribution of the Participant's Account, then the legal representative of the last survivor of the Participant and such persons, or, if the Company shall not receive notice of the appointment of any such legal representative within one year after such death, the heirs-at-law of such survivor (in the proportions in which they would inherit his intestate personal property) shall be the Beneficiaries to whom the then remaining balance of the Participant's Account shall be distributed.

          Any Beneficiary designation may be changed from time to time by like notice similarly delivered.  No notice given under this

          Section shall be effective unless and until the Company actually receives such notice and enters it in its records.


                                      ARTICLE VI

                                Financing of Benefits

                    The Plan shall be a nonqualified and unfunded plan.

          Benefit payments under the Plan shall represent an unsecured general obligation of the Company and shall be paid by the

          Company from its general assets.  No special fund or trust shall be created or held for the financing of benefits under the Plan.


                                     ARTICLE VII

                                 Facility of Payment


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                    Whenever a person entitled to receive any payment under

          the Plan is a person under legal disability or a person not adjudicated incompetent but who, by reason of illness or mental or physical disability, is in the opinion of the Committee unable properly to manage his or her affairs, then such payments shall be paid in such of the following ways as the Committee deems best:  (a) to such person directly; (b) to the legally appointed guardian or conservator of such person; (c) to some relative or friend of such person for his or her benefit; (d) for the benefit of such person in such manner as the Committee considers

          advisable.  Any payment made in accordance with the provisions of this Article shall be a complete discharge of any liability for the making of such payment under the Plan, and the distributee's receipt shall be a sufficient discharge to the Company.


                                     ARTICLE VIII

                                    Administration

                    The Plan shall be administered by the Compensation

          Committee of the Board.  The Committee shall have such duties and powers as may be necessary to discharge its duties hereunder,

          including, but not by way of limitation, to construe and

          interpret the Plan, decide all questions of eligibility and determine the amount and time of payment of benefits hereunder.

          The Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided under the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan.  No




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          Participant who is a member of such Committee may vote on any question relating specifically to himself or herself.


                                      ARTICLE IX

                                    Miscellaneous

                    9.1  Other Agreements.  The Plan shall not affect in

          any way the rights or obligations of a Director under any

          deferred compensation or other agreement between the Director and the Company or the Parent, including, but not limited to, the

          KU Energy Corporation Director Retirement Retainer Program or the

          Kentucky Utilities Company Director Retirement Retainer Program.

                    9.2  Successors.  The Company shall require any

          successor (whether direct or indirect, by purchase, merger,

          consolidation, reorganization or otherwise) to all or

          substantially all of the business and/or assets of the Company expressly to assume and to agree to perform this Plan in the same manner and to the same extent the Company would be  required to perform if no such succession had taken place.  This Plan shall be binding upon and inure to the benefit of the Company and any successor of or to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the Company whether by sale,

          merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the "Company" for the purposes of this Plan), and the heirs, executors and

          administrators of each Director.

                    9.3  Interests Not Transferable.  No person shall have

          any right to commute, encumber, pledge or dispose of any right to


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          receive payments hereunder, nor shall such payments be subject to seizure, attachment or garnishment for the payments of any debts,

          judgments, alimony or separate maintenance obligations or be transferable by operation of law in the event of bankruptcy,

          insolvency or otherwise, all payments and rights hereunder being expressly declared to be nonassignable and nontransferable.

                    9.4  Amendment and Termination.  The Plan may be

          amended from time to time or terminated by the Board at any time,

          but no amendment or termination may adversely affect the rights of any person without his or her prior written consent.

                    9.5  Applicable Law.  This Plan shall be construed in

          accordance with and governed by the laws of the Commonwealth of

          Kentucky.

                    9.6  Notices.  For all purposes of this Plan, all

          communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid,

          addressed to the Company (to the attention of the Secretary of the Company) at its principal executive office and to a

          Participant at his or her principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                    9.7  Severability:  Each section, subsection and lesser

          section of this Plan constitutes a separate and distinct

          undertaking, covenant and/or provision hereof.  Whenever

          possible, each provision of this Plan shall be interpreted in

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          such manner as to be effective and valid under applicable law.

          In the event that any provision of this Plan shall finally be determined to be unlawful, such provision shall be deemed severed from this Plan, but every other provision of this Plan shall remain in full force and effect, and in substitution for any such provision held unlawful, there shall be substituted a provision of similar import reflecting the original intention of the parties hereto to the extent permissible under law.

                    9.8  Withholding of Taxes:  The Company may withhold

          from any amounts payable under this Plan all federal, state, city and other taxes as shall be legally required.

                    IN WITNESS WHEREOF, Kentucky Utilities Company has

          caused this instrument to be executed in its name by its Chairman of the Board and Chief Executive Officer and its Corporate Seal





























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          to be hereunto affixed, attested by its Secretary, on this 21st day of December, 1994.


                                             KENTUCKY UTILITIES COMPANY


                                             By  /s/ John T. Newton
                                               Chairman of the Board and
                                               Chief Executive Officer


          [Corporate Seal]


          ATTEST:



          /s/ George S. Brooks II
                 Secretary





























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